CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of :

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our audit report on the consolidated financial statements of Oxamedia Corporation as of December 31, 2010;

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our review report on the consolidated financial statements of Oxamedia Corporation as of March 31, 2011;

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our review report on the consolidated financial statements of Oxamedia Corporation as of June 30, 2011;

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our review report on the consolidated financial statements of Oxamedia Corporation as of September 30, 2011;

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the reference to our firm under the caption "Experts" in the Registration Statement.

Verona, Italy

January 31, 2012

Sede legale: Via Oriani, 2 - 37122 Verona - Italia - Tel +39 045 8000365 - Fax +39 045 590290

Sede secondaria: Contrà Porti, 16 - 36100 Vicenza - Italia - Tel. +39 0444 237845 - Fax +39 0444 237851

P.IVA / Codice Fiscale / Registro delle Imprese di Verona 02356610234 - R.E.A. Verona 232734 - Capitale Sociale euro 60.000,00 i.v.

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